EXHIBIT 10.27
AMENDMENT 2018-2
TO THE
SYSCO CORPORATION MANAGEMENT SAVINGS PLAN
Pursuant to the authority granted by Compensation Committee of the Board of Directors of Sysco Corporation (the “Compensation Committee”) under Section 10.1 of the Sysco Corporation Management Savings Plan (the “MSP”), the MSP is hereby amended as follows:

1.	Effective January 1, 2018, the first paragraph of Section 4.1(e) of the MSP is revised as follows:
(e)    “Combined Deferral Percentage” means the lesser of (i) the employer matching percentage set forth in Section 1.15(h)(1) of the 401(k) Plan, currently 6% for Plan Years beginning on or after January 1, 2018, or (ii) the percentage determined as follows:

2.	Effective June 1, 2018, the sentences of Section 7.6 of the MSP is revised as follows:
Distribution Elections. Each Participant shall have the right to elect, to revoke, or to change any prior election of the timing of payment or the form of distribution at the time and under the rules established by the Administrative Committee in compliance with Section 409A, which rules may include and may be limited by the provisions of this Section 7.6.

3.	Effective June 1, 2018, the first clause of Section 7.6(d) of the MSP is revised as follows:
(d)    Commencement of Distributions. Distributions pursuant to this Section 7.6 shall commence as soon as administratively practicable after the event giving rise to the distribution, but not later than ninety (90) days after the event giving rise to the distribution;

4.	Effective June 1, 2018, the concluding sentence of Section 7.6(d) of the MSP is revised as follows:
If distributions to a Participant are delayed because of the six-month distribution delay described in the immediately preceding sentence, such distributions shall commence as soon as administratively practicable following the end of such six-month period, but not later than thirty (30) days after the end of such six-month period.

5.	Effective June 1, 2018, the Section 7.6(a)(i) and 7.6(a)(ii) of the MSP are each revised to including a new concluding sentence as follows:
The forgoing notwithstanding, unless otherwise specified by the Administrative Committee, for Plan Years beginning on or after January 1, 2019, the election of time and form of payment relates to and is effective only for the Compensation deferred for such Plan Year.  Unless specified otherwise by the Administrative Committee, such election must be made for each Plan Year for which Compensation is deferred.

6.	Effective June 1, 2018, the last two sentences in Section 7.6(c)(i) are replaced in their entirety as follows:
The first installment payment shall commence as provided under Section 7.6(d), and subsequent installments shall be paid (and deducted from the Participant’s Account) on or about April 30th of each subsequent calendar year. The amount of the first installment payment shall be the amount of the Participant’s Account as of the date distributions commence under Section 7.6(d), multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the total number of remaining installments, including the current installment, to be paid. Unless otherwise specified by the Administrative Committee, the amount of each subsequent installment payment shall be the amount of the Participant’s Account as of the payment date of the calendar year in which the installment distribution is being made multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the total number of remaining installments, including the current installment, to be paid, with the final installment payment amount being the remaining balance of the Participant’s Account as of the payment date of the calendar year in which the final installment distribution is being made.

7.	Effective June 1, 2018, the concluding sentence in Section 7.6(c)(ii) is replaced in its entirety as follows:
Unless otherwise specified by the Administrative Committee, Deferrals and Company Contributions credited to the Participant’s Account after such time, adjusted for deemed Investment earnings and losses pursuant to Section 5.4 through the payment date of the calendar year in which they are credited, shall be distributed on or about April 30th of the calendar year in which they are credited under Section 5.2 or 5.3.

8.	Effective June 1, 2018, the last two sentences in Section 7.6(c)(iii) are replaced in their entirety as follows:
Unless otherwise specified by the Administrative Committee, installment payments shall commence (and be deducted from the Participant’s Account) on or about April 30th of the calendar year following the calendar year in which the lump sum is distributed pursuant to Section 7.6(d), and shall be paid (and deducted from the Participant’s Account) on or about April 30th of each subsequent year. The amount of each installment payment shall be the amount of the Participant’s Account as of the payment date of the calendar year in which the installment distribution is being made multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the total number of remaining installments, including the current installment, to be paid, with the final installment payment amount being the remainder of the Participant’s Account as of April 15th of the calendar year in which the final installment distribution is being made.

IN WITNESS WHEREOF, this Amendment 2018-2 to the MSP has been executed as of this 25th day of May, 2018, effective as the dates provided herein.

SYSCO CORPORATION
By:     /s/ Paul Moskowitz
Paul Moskowitz, Executive Vice-President –
Human Resources